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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  Form 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               December 23, 1998


                                VIEW TECH, INC.
            (Exact name of registrant as specified in its charter)



DELAWARE                                             0-25940                                77-0312442
(State or other jurisdiction                         (Commission File                       (I.R.S. Employer
of incorporation)                                    Number)                                Identification No.)




           3760 Calle Tecate, Suite A, Camarillo California          93012
               (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code              (805) 482-8277




                                 Not Applicable
         (Former name or former address, if changed since last report)


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Item 5.  Other Events

Following an oral hearing before the Nasdaq Qualifications Hearing Panel (the "Panel") in connection with the Company's potential delisting from the Nasdaq National Market due to the Company's failure, as of September 30, 1998, to meet the applicable listing requirement stipulating $4,000,000 in net tangible assets, View Tech, Inc. (the "Company") received letters from Nasdaq on December 7 and 11, 1998 (the "Nasdaq Correspondence").

The Nasdaq Correspondence confirmed that the Panel has determined to continue listing the Company's securities on the Nasdaq National Market provided the Company complies with the following exception: it makes a public filing with the Securities and Exchange Commission (the "SEC") and Nasdaq, on or before December 23, 1998 evidencing a minimum of $4,000,000 in net tangible assets. The filing must contain a December 15, 1998 balance sheet with pro-forma adjustments for any significant events or transactions occurring on or before the filing date. The Nasdaq Correspondence further requires that the Company make an additional public filing or on before February 1, 1999 with the SEC and Nasdaq evidencing profitability, on a net income basis, for the quarter ending December 31, 1998.

In order to fully comply with the terms of the Nasdaq exception, the Company must be able to demonstrate compliance with all requirements for continued listing on the Nasdaq National Market. However, in the event the Company fails to meet any of the terms of the Panel's exception and is delisted from the Nasdaq National Market, the Company's securities may be eligible for listing on the Nasdaq SmallCap Market.

In accordance with the Nasdaq Correspondence, the Company has prepared the consolidated balance sheet as of December 15, 1998, which is attached as Exhibit
99.1. No pro forma adjustments are set forth as there have been no significant events or transactions (i.e. other than ordinary business) occurring on or before the filing date since December 15, 1998. The information presented on the attached December 15, 1998 consolidated balance sheet has not been audited by independent accountants, but includes all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the December 15, 1998 consolidated balance sheet.

The Company expects to make a second filing, on Form 8-K, on or before February 1, 1999 with the SEC and Nasdaq evidencing profitability, on a net income basis, for the quarter ending December 31, 1998. The Company also expects to be able to demonstrate compliance with all listing requirements for the continued listing on the Nasdaq National Market.

Statements that are not historical facts or that express the beliefs and expectations of management regarding future events or performance are forward looking statements. Those statements are subject to risks and uncertainties that could cause actual results or events in future periods to differ materially from those anticipated or forecasted. Those risks and uncertainties are detailed from time to time in the Company's filings with the SEC.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The balance sheets presented herein should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the quarterly reports on Form 10-Q's for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VIEW TECH, INC.


December 23, 1998                     /s/ Ali Inanilan
--------------------                  ------------------------------------------
Date                                  Ali Inanilan
                                      Chief Financial and Administrative Officer

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EXHIBIT INDEX
                                                                   Sequentially
Exhibit No.    Description                                        Numbered Page
--------------------------------------------------------------------------------

99.1           Consolidated Balance Sheets for View Tech, Inc.
               representing the period ended December 15, 1998
               (unaudited) and December 31, 1997



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